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                                                                   EXHIBIT 4(aa)

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            MEDIUM-TERM MASTER NOTE
                                    (SENIOR)

                                              [Date]

R-

                              UP TO $

REGISTERED

    INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns: on each maturity date, extended maturity date, redemption date, repayment date, and any other date specified pursuant to terms referenced hereby, as applicable, of each obligation identified on the records of the Company (which records are maintained by JPMorgan Chase Bank (the "Paying Agent") or specified pursuant to terms referenced hereby, the principal amount (and premium, if any) then due and payable for each such obligation, and to pay interest thereon on each Interest Payment Date or as specified pursuant to terms referenced hereby.

    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, AND TO THE TERMS OF THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS PREPARED BY THE COMPANY AND ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH CONTAIN FURTHER INFORMATION WITH RESPECT TO THE OBLIGATIONS OF THE COMPANY REPRESENTED BY THIS MASTER NOTE.

    This Master Note is a valid and binding obligation of the Company.

    Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture between the Company and JPMorgan Chase Bank, as Trustee, dated as of October 1, 1993, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995 (collectively, the "Indenture"), this Master Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, INTERNATIONAL BUSINESS MACHINES CORPORATION has caused this Master Note to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                               INTERNATIONAL BUSINESS MACHINES CORPORATION,

                                               By:
                                                    ------------------------------------------------

                                               By:
                                                    ------------------------------------------------

[Seal]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Notes issued under the within-mentioned Indenture.

Dated:                                                    JPMorgan Chase Bank,
                                                          as Trustee

                                                          By:
                                                               ---------------------------------------
                                                                         Authorized Signatory

                            [REVERSE OF MASTER NOTE]

    This Master Note constitutes a series of unsecured notes of the Company (hereinafter called the "Securities"), to be issued under an indenture dated as of October 1, 1993, duly executed and delivered by the Company to JPMorgan Chase Bank as trustee (hereinafter called the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995, between the Company and the Trustee, as trustee (hereinafter called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities.

    In case an Event of Default with respect to the Securities issued hereunder, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, among other things,
(i) change the fixed maturity of the principal of, or any installment of principal of or interest on, or the currency of payment of, any Security;
(ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security

                                       2
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of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

    No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

    The Indenture permits the Company to Discharge its obligations with respect to the Securities on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Securities.

    If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

    Unless otherwise specified in a pricing supplement, beneficial interest in Securities subject to this Master Note are issuable in registered form without coupons in denominations of $1,000.00 and any integral multiple of $1,000.00. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

    No recourse for the payment of the principal of, premium, if any, or interest on this Master Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    Unless otherwise defined in this Master Note, all terms used in this Master Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    THIS MASTER NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                          [END OF REVERSE OF MASTER NOTE]

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